Exhibit T3A-59

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “EQUITY HEALTH PARTNERS DE LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 2020, AT 3:44 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3750856 8100	Authentication: 203739659
SR# 20207492489	Date: 09-25-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

EQUITY HEALTH PARTNERS DE LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Formation of Equity Health Partners DE LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101 et seq.), as amended from time to time.

FIRST:	The name of the limited liability company formed hereby is Equity Health Partners DE LLC.

SECOND:	The address of the registered office of the limited liability company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808.

THIRD:	The name and address of the registered agent for service of process on the limited liability company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 25, 2020.

Equity Health Partners DE LLC

By:	/s/ Nicholas Vita
Name: Nicholas Vita
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:44 PM 09/25/2020
FILED 03:44 PM 09/25/2020
SR 20207492489 - File Number 3750856